NATIONSBANK, N.A.
LOAN AGREEMENT
------------------------

     This Loan Agreement (the "Agreement"), dated as of June 26, 1998, by and between NationsBank, N.A., a national banking association (the "Bank"), and the Borrower described below.

     In consideration of the Loans described below and the mutual covenants and agreements contained herein, and intending to be legally bound hereby, the Bank and the Borrower agree as follows:

     I. DEFINITIONS AND REFERENCE TERMS. In addition to any other terms defined herein, the following terms shall have the meaning set forth with respect thereto:

          A. Adjusted LIBOR. Adjusted LIBOR means, with respect to any Interest Period, (i) the rate of interest per annum (rounded upward, if necessary, to the next higher 1/16th of one percent) determined by the Bank, in accordance with its customary general practice from time to time, to be the rate equal to the London Interbank Offered Rate (expressed as a percentage) for dollar deposits as would be quoted by the Bank for 11:00 a.m. London time, or as soon thereafter as practicable, on the second Business Day immediately preceding the first day of such Interest Period, for a term comparable to such Interest Period and (ii) as adjusted from time to time in the Bank's sole discretion for then applicable reserve requirements, deposit insurance assessment rates and other regulatory costs.

          B. Advance Rate. Advance Rate means, at any date, (i) in the case of the Reliance Collateral, sixty percent (60%), (ii) in the case of the INI Collateral during such times, if any, that the Price Requirement is satisfied, thirty-five percent (35%) and (iii) in the case of the INI Collateral during such times, if any, that the Price Requirement is not satisfied, zero percent (0%).

          C. Affiliate. Affiliate means, as to any entity, any other entity that, directly or indirectly, controls, is controlled by or is under common control with such entity, or is an officer or director of such entity. The term "control" (including the terms "controlled by" or "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such entity, whether through ownership of voting securities, by contract or otherwise.

          D. Applicable Margin. Applicable Margin means 2.00%.

          E. Borrower. Borrower means Wise Partners, L.P., a Delaware limited partnership.




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          F.  Borrower's  Address:  Borrower's  Address  means c/o  Jonathan  L.
     Steinberg, 1633 Broadway, 38th Floor, New York, New York 10019.

          G. Business Day. Business Day means any day other than a Saturday, Sunday or other day on which commercial banks in New York City, New York, or in Charlotte, North Carolina, are authorized or required by law to close; provided that in the case of Loans to be made and/or maintained at a rate of interest based upon the Adjusted LIBOR Rate, such day is also a day on which dealings between banks are carried on in U.S. dollar deposits in the London interbank market.

          H. Closing Date. Closing Date means the date on which the initial Loan is made hereunder after all of the conditions precedent set forth in
     Article III have been satisfied.

          I. Collateral. Collateral means, collectively, (i) the Reliance Collateral, (ii) the INI Collateral and (iii) all other property described as collateral security for the Obligations in the Pledge Agreement.

          J. Commitment. Commitment means the commitment of the Bank to make Loans pursuant to Section II A. (but subject to the limitation contained in the second sentence thereof) in an aggregate principal amount not to exceed $17,500,000, as such commitment may be reduced or terminated in accordance with the provisions of this Agreement.

          K. Event of Default. Event of Default has the meaning specified in the Note.

          L. Governmental Authority. Governmental Authority means any nation or government, any federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          M. Guarantors. Guarantors mean Jonathan L. Steinberg and Saul P. Steinberg.

          N. Guaranties. Guaranties mean the Guaranties of the Guarantors in the form of Exhibit B-1 and Exhibit B-2 hereto, as such Guaranties may be modified or amended from time to time.

          O. Indebtedness. Indebtedness means, with respect to any person, (i) all indebtedness or other obligations of such person for borrowed money or for the deferred purchase price of property or services, (ii) all





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                                                                          3



     obligations of such person under direct or indirect guaranties in respect of, and contingent or other obligations of such person to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness or other obligations of any other person for borrowed money or for the deferred purchase price of property or services, (iii) all indebtedness or other obligations of any other person for borrowed money or for the deferred purchase price of property or services secured by (or for which the holder of such indebtedness has an existing right, contingent or otherwise, to be secured by) any lien, security interest or other charge or encumbrance upon or in property owned by such person, (iv) all obligations of such person to make reimbursement or payment in respect of letters of credit and bankers' acceptances, and (v) the net liabilities of such person under all interest rate swap, interest rate collar, interest rate cap, interest rate floor, forward rate agreements, commodity swaps or other agreements or arrangements designed to protect against fluctuations in interest rates or currency, commodity or equity values, each calculated in the sole discretion of the Bank.

          P. INI. INI means Individual Investor Group, Inc., a Delaware corporation.

          Q. INI Collateral. INI Collateral means the shares of common stock of INI described in Section 2 of the Pledge Agreement.

          R. Interest Period. Interest Period means each thirty (30), sixty (60) or ninety (90) day period during which interest on each Loan shall be calculated by reference to Adjusted LIBOR, determined as of the second Business Day before the commencement of that Interest Period; provided, however, that:

               (i) each Interest Period shall commence on the first day of a month and end on the first day in the relevant calendar month thereafter;

               (ii) each subsequent Interest Period for a Loan shall commence on the last day of the immediately preceding Interest Period and end on the first day in the relevant calendar month thereafter; and

               (iii) any Interest Period which would otherwise extend beyond the Termination Date shall end on the Termination Date.

          S. Loan Document. Loan Document means any of this Agreement, the Note, the Guaranties, the Pledge Agreement and all other instruments, agreements and other documents executed and delivered pursuant hereto or thereto.






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          T.  Loans.  Loans  mean the  loans  made by the  Bank to the  Borrower pursuant to Section II A.

          U. Margin Maintenance Limit. The Margin Maintenance Limit means, at any date, the sum of (i) the product of (A) the Trading Collateral Value of all the Reliance Collateral and (B) the applicable Margin Rate of the Reliance Collateral and (ii) the product of (A) the Trading Collateral Value of all the INI Collateral and (B) the applicable Margin Rate of the INI Collateral.

          V. Margin Rate. Margin Rate means, at any date, (i) in the case of the Reliance Collateral, seventy percent (70%), (ii) in the case of the INI Collateral during such times, if any, that the Price Requirement is satisfied, forty-five percent (45%) and (iii) in the case of the INI Collateral during such times, if any, that the Price Requirement is not satisfied, zero percent (0%).

          W. Note. Note means the promissory note of the Borrower, in the form of Exhibit A hereto, as such promissory note may be modified or extended from time to time in accordance with the terms of the Loan Documents, and any promissory note or notes issued in exchange or replacement thereof.

          X. Obligations. Obligations means (i) the obligations of the Borrower to pay, as and when due and payable (by mandatory prepayment, by scheduled maturity or otherwise), all amounts from time to time owing by it pursuant to any Loan Document, whether for principal, interest, fees or otherwise and (ii) the obligations of the Borrower to perform or observe all of Borrower's other obligations from time to time existing under any Loan Document.

          Y. Original Advance Limit. Original Advance Limit means, at any date, the sum of (i) the product of (A) the Trading Collateral Value of all the Reliance Collateral and (B) the applicable Advance Rate of the Reliance Collateral and (ii) the product of (but in no event exceeding $2,000,000)
     (A) the Trading Collateral Value of all the INI Collateral and (B) the then applicable Advance Rate of the INI Collateral.

          Z. Pledge Agreement. Pledge Agreement means the Pledge Agreement of Saul P. Steinberg in the form of Exhibit C hereto, as such Pledge Agreement may be modified or amended from time to time.

          AA. Price Requirement. Price Requirement means, at any date, that the last reported bid price or sale price for shares of INI Collateral on the immediately preceding Business Day on the trading exchange or stock market on which the INI Collateral is then traded, as reported by The Wall Street Journal, is not less than $3.00 per share.





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          BB.  Prime  Rate.  Prime Rate means the  fluctuating  rate of interest established by the Bank from time to time, at its discretion, as its prime rate of interest whether or not such rate shall be otherwise published. The Prime Rate is established by the Bank as an index and may not at any time be the best or lowest rate charged by the Bank on any loan. With respect to any Loan bearing interest at the Prime Rate, the floating interest rate shall be adjusted automatically with respect to each such Loan as and when the Prime Rate shall change.

          CC. Reliance. Reliance means Reliance Group Holdings, Inc., a Delaware corporation.

          DD. Reliance Collateral. Reliance Collateral means the shares of common stock of Reliance described in Section 2 of the Pledge Agreement.

          EE. Trading Collateral Value. Trading Collateral Value means, at any date, with respect to the Reliance Collateral, the product of (i) the per share price of the Reliance Collateral at the close of trading on the immediately preceding Business Day on the trading exchange or stock market for the Reliance Collateral, as reported by The Wall Street Journal, and
     (ii) the number of shares of Reliance Collateral and, with respect to the INI Collateral, the product of (x) the per share price of the INI Collateral at the close of trading on the immediately preceding Business Day on the trading exchange or stock market for the INI Collateral, as reported by The Wall Street Journal, and (y) the number of shares of INI Collateral.

          FF. Signing Date. Signing Date means the date that this Agreement is executed and delivered by the Borrower, which date may be the same as the Closing Date.

          GG. Termination Date. Termination Date means the earlier of (i) the first anniversary of the Closing Date and (ii) the date on which the Bank terminates the Commitment following an Event of Default.

All accounting terms not specifically defined or specified herein shall have the meanings attributed to such terms under U.S. generally accepted accounting principles ("GAAP"), as in effect from time to time, consistently applied.

II. LOANS.

          A. Making the Loans. The Bank hereby agrees, on the terms and conditions hereinafter set forth, to make Loans to the Borrower from the Closing Date until the Termination Date in an aggregate principal amount at any one time outstanding not to exceed the amount of the Commitment at that time. The Bank shall have no obligation to make a Loan to the extent that the sum of the aggregate principal amount of the outstanding Loans plus the principal amount of such requested Loan would exceed an amount equal to the





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     Original  Advance  Limit.  Except as provided in Section  II.C.,  each Loan shall be in an amount equal to $100,000 or an integral multiple of $100,000 in excess thereof, and shall be made on at least two (2) Business Days' prior written notice. Except as provided in Section II.C., each request for a Loan (a "Notice of Borrowing") shall be made by telephonic or written communication by the Borrower. The Notice of Borrowing shall specify the proposed amount of such Loan, the Interest Period applicable thereto and the Business Day on which such Loan shall be made. On the Business Day specified in the Notice of Borrowing and upon fulfillment of the applicable terms and conditions set forth in Article III hereof, the Bank will make the proceeds of such Loan available to the Borrower by crediting a demand deposit account maintained at the Bank in the name of the Borrower, not later than 1:00 P.M. (Eastern time) on such date. Within the limits of the Commitment and subject to the second sentence of this Section II A., the Borrower may borrow, prepay and reborrow pursuant to this Article II until
     the  Termination  Date.   Notwithstanding   any  other  provision  of  this
     Agreement, the Commitment shall expire on, and the Bank shall have no obligation to extend credit to the Borrower or make any Loan on or after, the Termination Date.

          B. Interest Rate. The outstanding principal balance of each Loan will bear interest at a rate per annum equal at all times during each Interest Period to the sum of (i) Adjusted LIBOR for such Interest Period, plus (ii) the Applicable Margin. Notwithstanding the foregoing, after the occurrence and during the continuance of an Event of Default, the principal of and interest on each Loan and any other amounts owing hereunder or under the other Loan Documents shall bear interest at a rate per annum equal to the Prime Rate plus 4%.

          C. Repayment. The Borrower will pay all accrued interest on the Loans on the last Business Day of each Interest Period. In the event any interest is not so paid, the Borrower authorizes the Bank, without notice to the Borrower, to make a Loan (subject to the second sentence of Section II.A. and upon fulfillment of the applicable terms and conditions set forth in
     Article III hereof) on the last Business Day of each Interest Period and apply the proceeds thereof to the payment of all interest accrued on the Loans during such Interest Period. The Interest Period for each such Loan shall be thirty (30) days. It is understood and agreed that, notwithstanding anything to the contrary contained in any Loan Document, no Event of Default shall be deemed to have occurred or to exist solely as a result of the failure of any interest payment to be paid in full when due, if at any time during such failure the Bank could have made a Loan pursuant to this Section II.C. but did not do so. The Borrower will repay all unpaid principal amounts of the Loans and all accrued and unpaid interest thereon in full on the Termination Date.

          D. Optional Prepayment. Subject to the provisions of Section II L., the Borrower may prepay any Loan in whole at any time or in part from time to time, without penalty or premium, each such prepayment to be accompanied by the payment of accrued interest to the date of such prepayment on the amount prepaid; provided, however, that (i) each partial prepayment shall





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     be in a principal amount equal to $100,000 or an integral  multiple thereof and (ii) the Borrower shall give the Bank written notice at least one (1) Business Day prior to the date of the prepayment of a Loan. Each notice of prepayment shall specify the date and the amount of the prepayment. Any amount of principal of a Loan prepaid may be reborrowed in accordance with
     Section II A.

          E. Mandatory Prepayment.

               1. If at any time the Bank, upon the advice of legal counsel, determines that the transactions contemplated by this Agreement or any of the other Loan Documents violate any provision of Regulations T, U or X of the Federal Reserve Board, the Borrower will, upon five (5) Business Days' written notice from the Bank, prepay the Loans by an amount sufficient such that, after such prepayment, the transactions contemplated by the Loan Documents will not violate any provision of Regulations T, U or X of the Federal Reserve Board.

               2. If at any time the Bank determines that the aggregate principal amount of the outstanding Loans equals or exceeds an amount equal to the Margin Maintenance Limit, the Borrower will, upon five
          (5) Business Days' written notice from the Bank, prepay the Loans by an amount such that, after such prepayment, the aggregate principal amount of the outstanding Loans does not exceed an amount equal to the Original Advance Limit.

          F. Evidence of Credit Extensions. The Loans shall be evidenced by the Note. The Bank shall record advances and principal payments thereof on the grid attached thereto or, at its option, in its records, and the Bank's record thereof shall be conclusive absent demonstrable error. Notwithstanding the foregoing, the failure to make or an error in making a notation with respect to any Loan or any payment shall not limit or otherwise affect the Obligations of the Borrower hereunder or under the Note.

          G. Payment. Payment of principal, interest and any other sums due under this Agreement or under the Note shall be made without set-off or counterclaim in United States dollars and in immediately available funds on the day such payment is due not later than 12:00 noon New York time. All sums received after such time shall be deemed received on the next Business Day, and principal payments or sums (other than interest) due hereunder shall bear interest for an additional day or days, as applicable. All payments shall be made to the Bank in accordance with the Bank's written instructions.

          H. Computations of Interest; Business Day.

               1. All computations of interest under this Agreement and the Note shall be made on the basis of a year of three hundred and sixty (360) days and actual days elapsed. Interest shall accrue on each Loan





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          outstanding  from and including the date such Loan is made by the Bank to but excluding the date on which such Loan is repaid.

               2. Payment of all amounts due hereunder shall be made on a Business Day. Any payment due on a day that is not a Business Day shall be made on the next Business Day unless the next Business Day would fall in the next calendar month, in which case such payment shall be made on the Business Day immediately preceding the due date.

          I. Increased Costs, Etc.

               1. If, after the date of this Agreement, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any (x) change in the basis of taxation of payments to the Bank of the principal of or interest on any Loan (excluding changes in the rate of tax payable on the Bank's overall income and bank franchise taxes) or (y) imposition or change in any reserve or similar requirement, and the result of any of the foregoing is an increase in the cost to the Bank of agreeing to make or making, funding or maintaining any Loan, then the Borrower shall from time to time, upon demand by the Bank, pay to the Bank an additional amount sufficient to compensate the Bank for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrower by the Bank, shall be conclusive and binding for all purposes, absent demonstrable error.

               2. If the Bank determines that compliance with any law or regulation or any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) affects or would affect the amount of capital required or expected to be maintained by the Bank or any corporation controlling the Bank and that the amount of such capital is increased by or based upon the existence of any Loan or the Commitment, then the Borrower shall, upon demand by the Bank, pay to the Bank an additional amount sufficient to compensate the Bank or such corporation in the light of such circumstances, to the extent that the Bank reasonably determines such increase in capital to be allocable to the existence of such Loans or the Commitment. A certificate as to such amounts, submitted to the Borrower by the Bank, shall be conclusive and binding for all purposes, absent demonstrable error.

               3. Prior to making any demand for compensation under this Section I, (i) the Bank will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to file any certificate or document requested by the Borrower or to change the jurisdiction of its lending office if the making of such a filing or change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the judgment of the Bank, be otherwise disadvantageous to the Bank, and





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          (ii) the Bank will  permit the  Borrower  to prepay all or any part of the affected Loans, together with interest to the date of payment, provided that the Borrower shall not be obligated to compensate the Bank for increased costs or reduced return incurred prior to the Borrower receiving notice thereof.

          J. Illegality. If, after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in an existing law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or compliance by the Bank with any request or directive (whether or not having the force of law) of any such Governmental Authority, makes it unlawful or impossible for the Bank to make, maintain or fund any Loan at an interest rate based on Adjusted LIBOR, the Bank shall forthwith give notice thereof to the Borrower, whereupon the obligation of the Bank to make Loans at a rate based on Adjusted LIBOR shall be suspended until the Bank notifies the Borrower that the circumstances giving rise to such suspension no longer exist. The Bank will use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to file any certificate or document requested by the Borrower if the making of such a filing would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the judgment of the Bank, be otherwise disadvantageous to the Bank. If the Bank makes a reasoned determination that it may not lawfully continue to maintain and fund any Loan at a rate based on Adjusted LIBOR and so specifies in such notice, then effective on the date specified in such notice, each affected Loan shall bear interest at the Prime Rate.

          K. Unavailability. If the Bank determines that for any reason adequate and reasonable means do not exist for ascertaining Adjusted LIBOR for any Interest Period, the Bank will forthwith give notice of such determination to the Borrower. Commencing at the end of each Interest Period then in effect, the respective Loans shall bear interest at the Prime Rate (rather than at a rate based on Adjusted LIBOR) until the Bank revokes such notice in writing.

          L. Funding Losses. The Borrower agrees to reimburse the Bank and to hold the Bank harmless from any loss or expense which the Bank may sustain or incur as a consequence of:

               (a) the failure of the Borrower to make any payment or required prepayment of principal of any Loan with an Interest Period in excess of 30 days (including payments made after any acceleration thereof);

               (b) the failure of the Borrower to make any prepayment permitted hereunder after giving notice thereof with respect to a Loan with an Interest Period in excess of thirty (30) days;





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                                                                          10




               (c) the repayment of a Loan bearing interest at a rate based on Adjusted LIBOR on a day which is not the last day of an Interest Period in excess of thirty (30) days (whether at maturity, due to acceleration or otherwise); or

               (d) the failure for any reason (other than a wrongful default by the Bank) of a Borrower to borrow any Loan with an Interest Period in excess of thirty (30) days after notice has been given to the Bank in accordance with Section II A. hereof (whether or not such notice is withdrawn);

including any such loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain the Loans hereunder at a rate based on Adjusted LIBOR for an Interest Period in excess of thirty (30) days or from fees payable to terminate the deposits from which such funds were obtained. Solely for purposes of calculating amounts payable by the Borrower to the Bank under this section, each Loan bearing interest at a rate based on Adjusted LIBOR for an Interest Period in excess of thirty (30) days (and each related reserve, special deposit or similar requirement) shall be conclusively deemed to have been funded by a matching deposit in dollars in the interbank eurodollar market for a comparable amount and for the respective Interest Period, whether or not such Loan was in fact so funded.

     III. CONDITIONS PRECEDENT.

          A. Conditions to Initial Loan. The obligation of the Bank to make the initial Loan is subject to the condition precedent that the Bank shall have received on or prior to the Closing Date the following, each duly executed and in form and substance satisfactory to the Bank and its counsel and, unless indicated otherwise, dated the Closing Date:

               1. Agreement. This Agreement, duly executed by the Borrower and dated as of the Closing Date.

               2. Note. The Note, duly executed by the Borrower and dated as of the Closing Date.

               3. Pledge Agreement. The Pledge Agreement,  duly executed by Saul
          P. Steinberg and dated as of the Closing Date.

               4. Stock Certificates, Etc. (i) Original certificates representing the Reliance Collateral and the INI Collateral together with an undated stock power for each such certificate, duly executed in blank by the relevant Guarantor, with signature medallion guaranteed (or, if the Reliance Collateral or the INI Collateral is uncertificated, confirmation and evidence that appropriate book entries have been made in the relevant books and records of a securities intermediary under applicable law) and (ii) a copy of any registration statement, registration rights agreement, shareholders' agreement or other agreement, instrument or document affecting the Reliance Collateral or the INI Collateral.

               5. Fees Payable at Closing. The Borrower shall have paid to Paul, Weiss, Rifkind, Wharton & Garrison, counsel to the Bank, its reasonable fees, disbursements and other charges in connection with the preparation, negotiation, execution and delivery of the Loan Documents.

               6. Opinion of Counsel. An opinion, dated the Closing Date, of counsel to the Borrower and the Guarantors, in the form of Exhibit D hereto.

               7. Form FR U-1. A Federal Reserve Form FR U-1 the statements made in which shall be such, in the opinion of the Bank, to permit the transactions contemplated hereby to be performed in accordance with Regulation U of the Federal Reserve Board, dated the Closing Date and executed by the Borrower.

               8. Partnership Agreement. A copy of the partnership agreement of the Borrower, certified as true and complete by the Borrower.

               9. Guaranties. The Guaranties, duly executed by the Guarantors and dated as of the Closing Date.

               10. Other Documents. All other promissory notes, loan agreements, security agreements, financing statements, assignments, guaranties, corporate resolutions and other documents and instruments that are, in the reasonable opinion of the Bank, necessary in connection with the Loans.

               11. Other Information. Such other financial or other information as the Bank may reasonably require.

          B. Conditions to All Loans. The obligation of the Bank to make any Loan is subject to the conditions precedent that:

               1. The following statements shall be true, and the acceptance of the proceeds of such Loan by the Borrower shall be deemed to be a representation and warranty of the Borrower on the date of such Loan that, (i) the representations and warranties contained in Article IV of this Agreement and in each other Loan Document and certificate or other writing delivered by or on behalf of the Borrower or either Guarantor to the Bank pursuant hereto or thereto on or prior to the date of such Loan are true and correct in all material respects on and as of such date as though made on and as of such date; (ii) no Event of Default has occurred and is continuing or would result from the making of such Loan to be made on such date;

          and (iii) no material adverse change in the financial condition, properties or prospects of the Borrower or either Guarantor shall have occurred and be continuing on the date of each request for a Loan; and

               2. The Bank shall have received a Notice of Borrowing in accordance with Section II A. with respect to such Loan.

     IV. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants to the Bank as follows:

          A. Authority and Compliance. The Borrower is a limited partnership duly organized and validly existing under the laws of the State of Delaware. The sole general partner of the Borrower is Jonathan L. Steinberg. The Borrower has full power and authority to execute and deliver the Loan Documents to which it is a party and to incur and perform the obligations provided for herein and therein. No consent or approval of any Governmental Authority or other third party is or will be required as a condition to the enforceability of any Loan Document, and the Borrower is and will be in compliance in all material respects with all laws and regulatory requirements to which the Borrower is subject.

          B. Binding Agreement. This Agreement and the other Loan Documents executed and delivered by the Borrower and to be executed and delivered by the Borrower to the Bank are or shall be (on the date of their execution and thereafter) duly executed and delivered by the Borrower and are and shall be (on the date of their execution and thereafter) enforceable against the Borrower in accordance with their terms except as enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting creditors' rights generally or by general equitable principles (whether in a suit, at law or in equity).

          C. Litigation. There is no litigation or proceeding involving the Borrower pending or, to the knowledge of the Borrower, threatened before any court, tribunal or Governmental Authority, which may in any way materially adversely affect the financial condition, operations or prospects of the Borrower, except as disclosed to the Bank in writing and acknowledged by the Bank prior to the date of this Agreement.

          D. No Conflicting Laws or Agreements. There is no law, rule, regulation (including, without limitation, Regulations T, U or X of the Federal Reserve Board) or order pertaining to the Borrower and no provision of any agreement, mortgage or contract binding on the Borrower or affecting the Borrower's property, which would conflict with, be breached by, be in default or in any way prevent, the execution, delivery or carrying out of the terms of this Agreement and the other Loan Documents.

          E. Ownership of Assets. The Borrower has good and marketable title to all its assets, free and clear of all liens and encumbrances, except liens granted to the Bank.

          F. Taxes. All material taxes and assessments due and payable by the Borrower have been paid or are being contested in good faith by appropriate proceedings and the Borrower has filed all tax returns which it is required to file.

          G. Financial Statements. The financial statements of the Borrower, dated March 12, 1998, which have been delivered to the Bank fairly present the Borrower's financial condition as of the date thereof. The Borrower has not failed to disclose to the Bank any information that could materially affect its properties, prospects or business or financial condition. There has occurred no material adverse change in the financial condition of the Borrower since the date of such financial statements.

          H. Accuracy of Information. All information furnished by the Borrower to the Bank in connection with this Agreement and the other Loan Documents is and will be accurate and complete in all material respects on the date as of which such information is delivered to the Bank and is not and will not be incomplete by the omission of any material fact necessary to make such information not misleading.

          I. Event of Default. No Event of Default has occurred and is continuing.

          J. Use of Proceeds. The proceeds of the Loans will not be used in any manner that would violate any law, rule, regulation or order of any Governmental Authority, including without limitation, Regulations T, U and X of the Federal Reserve Board.

          K. Continuation of Representations and Warranties. All representations and warranties made under this Agreement shall be deemed to be made at and as of the date hereof and at and as of the date of the making of any Loan.

     V. AFFIRMATIVE COVENANTS. Until full payment and performance of all Obligations of the Borrower under the Loan Documents and the termination of the Commitment, the Borrower will (and without limiting any requirement contained in any other Loan Document):

          A. Financial Statements and Other Information. Maintain a system of accounting reasonably satisfactory to the Bank and in accordance with GAAP consistently applied throughout the periods involved, permit the Bank's officers or authorized representatives to visit and inspect the Borrower's books of account and other records upon reasonable notice and at such reasonable times during normal business hours and as often as the Bank may reasonably desire. Unless written notice of another location is given to the Bank, the Borrower's books and records will be located at the Borrower's Address. All financial statements called for below shall be prepared in form and content reasonably acceptable to the Bank. The Borrower will:

               1. Annually, within ninety (90) days following the end of the Borrower's fiscal year, submit to the Bank financial statements for such fiscal year prepared in accordance with GAAP consistently applied, including a balance sheet, statement of cash flow, statement of contingent liabilities, partners' capital and financial notes as appropriate, certified by a firm of certified public accountants; and

               2. Furnish to the Bank promptly such additional information, reports and statements respecting the financial condition of the Borrower, from time to time, as the Bank may reasonably request.

          B. Adverse Conditions or Events. Promptly advise the Bank in writing of (i) any condition, event or act which comes to the attention of the Borrower that might materially adversely affect the Borrower's financial condition, prospects or operations or the Bank's rights under the Loan Documents, (ii) any litigation filed by or against the Borrower with respect to an amount in excess of $100,000 and (iii) any event that has occurred that would constitute an Event of Default.

          C. Taxes and Other Obligations. Pay all taxes, assessments and other obligations, including, but not limited to taxes, costs or other expenses arising out of the transactions contemplated by the Loan Documents, as the same become due and payable, except to the extent the same are being contested in good faith by appropriate proceedings in a diligent manner.

     VI. NEGATIVE COVENANTS. Until full payment and performance of all Obligations of the Borrower under the Loan Documents and the termination of the Commitment, the Borrower will not (and without limiting any requirement contained in any other Loan Document):

          A. Borrowings. Create, incur, assume or become liable in any manner for any Indebtedness in an amount exceeding $500,000 at any time, other than Indebtedness to the Bank or Indebtedness outstanding on the Signing Date and disclosed in writing to the Bank prior to the Signing Date.

     VII. REMEDIES UPON DEFAULT. If an Event of Default shall occur, the Bank may exercise all rights, powers and remedies available to it under each of the

Loan Documents, as well as all rights and remedies available at law or in equity.

     VIII. NOTICES. All notices, requests or demands which any party is required or may desire to give to any other party under any provision of any Loan Document must be in writing delivered to the other party at the following address:

                  Borrower:
                  Borrower's Address
                  Attention: Jonathan Steinberg

                  with a copy to:

                  Graubard Mollen & Miller
                  600 Third Avenue
                  New York, New York  10016-2097
                  Attention:        Peter M. Ziemba, Esq.
                  Fax No.:          (212) 818-8881

                  and

                  Reliance Group Holdings, Inc.
                  Park Avenue Plaza
                  55 East 52nd Street
                  New York, New York 10055
                  Attention:        Saul P. Steinberg
                      and
                  Attention:        General Counsel
                  Fax No.:  (212) 909-1864

                  Bank:
                  NationsBank, N.A.
                  Credit Services Center, 6th Floor
                  101 South Tryon Street
                  Charlotte, North Carolina  28255
                  Attention:        Tom Fruge
                  Fax No.:          (704) 388-0040
                  with a copy to:

                  NationsBank, N.A.
                  Private Client Group
                  767 Fifth Avenue, 6th Floor
                  New York, New York 10153
                  Attention:        Mary A. Pan
                  Fax No.:          (212) 407-5461

                  and

                  Paul, Weiss, Rifkind, Wharton & Garrison
                  1285 Avenue of the Americas
                  New York, New York 10019-6064
                  Attention:        Neale M. Albert, Esq.
                  Fax No.:          (212) 757-3990

or to such other address as any party may designate by written notice to the other party. Each such notice, request and demand shall be deemed given or made as follows:

          A. If sent by mail, upon the earlier of (x) the date of receipt or (y) five (5) days after deposit in the mail, certified and postage prepaid.

          B. If sent by any other means, upon delivery.

     IX. COSTS, EXPENSES AND ATTORNEYS' FEES. The Borrower shall pay to the Bank, within 15 days of presentation by the Bank to the Borrower of an itemized statement, the full amount of (a) all reasonable costs and expenses, including, without limitation, reasonable attorneys' fees (to include outside counsel fees and all allocated costs of the Bank's in-house counsel if permitted by applicable law), incurred by the Bank in connection with negotiation and preparation of this Agreement and each of the Loan Documents and that may be necessary to obtain, create, preserve, perfect defend, enforce and foreclose upon the security interest of the Bank in the Collateral, whether or not any Loan actually closes, and (b) all other reasonable costs and attorneys' fees incurred by the Bank for which the Borrower is obligated to reimburse the Bank in accordance with the terms of the Loan Documents.

     X. MISCELLANEOUS. The Borrower and the Bank further covenant and agree as follows, without limiting any requirement of any other Loan Document:

          A. Cumulative Rights and No Waiver. Each and every right granted to the Bank under any Loan Document, or allowed it by law or equity shall be cumulative of each other right and may be exercised in addition to any and all other rights of the Bank, and no delay in exercising any right shall operate as a waiver thereof, nor shall any single or partial exercise by the Bank of any right preclude any other future exercise thereof or the exercise of any other right. No notice to or demand on the Borrower in any case shall, of itself, entitle the Borrower to any other or future notice or demand in similar or other circumstances.

          B. Applicable Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by and interpreted in accordance with the laws of the State of New York and applicable United States federal law.

          C. Amendment. No modification, consent, amendment or waiver of any provision of this Agreement or the Note, nor consent to any departure by the Borrower therefrom, shall be effective unless (i) five (5) days prior notice thereof has been provided to Saul P. Steinberg and the General Counsel of Reliance Group Holdings, Inc. at the address of Reliance Group Holdings, Inc. specified in Article VIII and (ii) the same shall be in writing and signed by an officer that is at least a vice president of the Bank, and then shall be effective only in the specified instance and for the purpose for which given. This Agreement is binding upon the Borrower and the Bank, their respective successors and assigns, and inures to the benefit of the Bank, its successors and assigns; however, no assignment or other transfer (except, in the case of the Bank, any assignment or other transfer occurring by operation of law or upon any merger, consolidation or reorganization of the Bank) of either party's rights or obligations hereunder shall be made or be effective without the prior written consent of the other party, nor shall it relieve either party of any of their respective obligations hereunder. There is no third party beneficiary of this Loan Agreement.

          D. Documents. All documents, certificates and other items required under this Agreement to be executed and/or delivered to the Bank shall be in form and content reasonably satisfactory to the Bank and its counsel.

          E. Partial Invalidity. The unenforceability or invalidity of any provision of this Agreement shall not affect the enforceability or validity of any other provision herein and the invalidity or unenforceability of any provision of any Loan Document to any person or circumstance shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.

          F. Indemnification. The Borrower shall indemnify, defend and hold the Bank, its Affiliates and their respective successors and assigns harmless from and against any and all claims, demands, suits, losses, damages, assessments, fines, penalties, reasonable costs or other expenses (including reasonable attorneys' fees and court costs) arising from or in any way related to any of the transactions contemplated hereby and the Loan Documents, except for those arising from the Bank's gross negligence or willful misconduct. The Borrower's obligations under this paragraph shall survive the repayment of the Loans and any foreclosure upon any Collateral under the Pledge Agreement.

          G. Survivability. All covenants, agreements, representations and warranties made herein or in the other Loan Documents shall survive the making of the Loans and shall continue in full force and effect so long as any Obligation is outstanding.

     XI. ARBITRATION. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY RELATED INSTRUMENTS, AGREEMENTS OR DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF J.A.M.S./ENDISPUTE OR ANY SUCCESSOR THEREOF ("J.A.M.S."), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS AGREEMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

          A. SPECIAL RULES. THE ARBITRATION SHALL BE CONDUCTED IN NEW YORK COUNTY AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY, UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

          B. RESERVATION OF RIGHTS. NOTHING IN THIS ARBITRATION PROVISION SHALL BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS AGREEMENT; OR (II) BE A WAIVER BY THE BANK OF THE PROTECTION AFFORDED TO IT BY 12 U.S.C. ss. 91 OR ANY SUBSTANTIALLY EQUIVALENT STATE LAW; OR (III)

     LIMIT THE RIGHT OF THE BANK (A) TO FORECLOSE AGAINST ANY REAL OR PERSONAL PROPERTY COLLATERAL, OR (B) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. THE BANK MAY EXERCISE FORECLOSURE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS AGREEMENT. THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES SHALL NOT CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH
     ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

     XII. NO ORAL AGREEMENT. THIS WRITTEN LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized representatives as of the date first above written.


BORROWER:                                 BANK:

WISE PARTNERS, L.P.                       NATIONSBANK, N.A.


By:____________________________           By:_________________________________
   Name:  Jonathan L. Steinberg              Name:   Mary A. Pan
   Title: General Partner                    Title:  Senior Vice President